Exhibit 24(d)

One Energy Place
Pensacola, Florida 32520

Tel 850-444-6111

October 22, 2009

Mr. W. Paul Bowers The Southern Company 30 Ivan Allen, Jr. Blvd NW Atlanta, GA 30308	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen, Jr. Blvd NW Atlanta, GA 30308

Dear Mr. Bowers and Ms. Caen:

Gulf Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and (2) the Company’s Quarterly Reports on Form 10-Q during 2010.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary exhibits or schedules thereto.

Yours very truly,

By /s/Susan N. Story
Susan N. Story
President and Chief Executive Officer

/s/C. LeDon Anchors C. LeDon Anchors	/s/Susan N. Story Susan N. Story
/s/William C. Cramer, Jr. William C. Cramer, Jr.	/s/Philip C. Raymond Philip C. Raymond
/s/Fred C. Donovan, Sr. Fred C. Donovan, Sr.	/s/Constance J. Erickson Constance J. Erickson
/s/William A. Pullum William A. Pullum	/s/Susan D. Ritenour Susan D. Ritenour
/s/Winston E. Scott Winston E. Scott

Extract from minutes of meeting of the board of directors of Gulf Power Company.

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RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its 2010 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to W. Paul Bowers and Melissa K. Caen.

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The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Gulf Power Company, duly held on October 22, 2009, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2010	GULF POWER COMPANY
By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary